Exhibit 4.2

[FORM OF PREFERRED STOCK CERTIFICATE]

SERIES G PREFERRED STOCK	SERIES G PREFERRED STOCK
NUMBER	SHARES
-SPECIMEN-	-SPECIMEN-

W HOLDING COMPANY, INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO
6.90% NONCUMULATIVE MONTHLY INCOME PREFERRED STOCK, 2003 SERIES G

SEE REVERSE SIDE FOR CERTAIN LEGENDS CUSIP No. 929251809

THIS CERTIFIES THAT: -SPECIMEN-

is the owner of -SPECIMEN-

Fully Paid and Non-Assessable Shares of 6.90% Noncumulative Monthly Income Preferred Stock,
2003 Series G, Par Value $1.00 Per Share, Liquidation Preference $25.00 Per Share, of

W HOLDING COMPANY, INC., (the “Corporation”) a Puerto Rico corporation with its principal executive office located in Mayaguez, Puerto Rico. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his or her duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:		W HOLDING COMPANY, INC.
BY:
[SEAL]

SECRETARY		CHAIRMAN OF THE BOARD
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

Countersigned and Registered:

__________________________
Transfer Agent and Registrar

__________________________
Authorized Signature

W HOLDING COMPANY, INC.

     The shares represented by this Certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of W Holding Company, Inc. (the “Corporation”), as amended from time to time (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation is authorized to issue more than one class or series of stock. The Corporation will furnish to any stockholder, upon request and without charge, a list of the powers, designations, preferences and relative, participation, optional or other special rights of each authorized class of stock or series thereof and the conditions, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation at is principal executive office. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT	________ (Cust.)	Custodian	________ (Minor)

TEN ENT -	as tenants by the	under Uniform Gifts to Minors Act		_________________________
	entireties			(State)
JT TEN -	as joint tenants with
right of survivorship
and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[___________] _____________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL CODE OF ASSIGNEE

___________Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________ Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated:_________

___________	_________________________________________
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT.